Exhibit 10.10

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Execution Version

PURCHASE AND SALE AGREEMENT

by and among

GROSVENOR CAPITAL MANAGEMENT HOLDINGS, LLLP,

CFIG HOLDINGS, LLC,

GROSVENOR CAPITAL MANAGEMENT, L.P.,

GCM INVESTMENTS GP, LLC

and

MOSAIC ACQUISITIONS 2020, L.P.

Dated as of March 4, 2020

i

Schedules and Exhibits

Seller Disclosure Schedules

Schedule I – Acquired Assets

Schedule II – Wire Instructions

Schedule III – Potential GCM Payments

ii

PURCHASE AND SALE AGREEMENT

This PURCHASE AND SALE AGREEMENT (this “Agreement”), dated as of March 2020, is by and among Grosvenor Capital Management Holdings, LLLP, an Illinois limited liability limited partnership (“GCM LLLP”), CFIG Holdings, LLC, a Delaware limited liability company, Grosvenor Capital Management, L.P., an Illinois limited partnership, and GCM Investments GP, LLC, a Delaware limited liability company (together, the “Seller”), and Mosaic Acquisitions 2020, L.P., a Cayman Islands exempted limited partnership (“SPV”). Each of Seller and SPV are individually referred to in this Agreement as a “Party” and, collectively, as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Partnership Agreement (as defined below).

RECITALS

WHEREAS, at the Closing (as defined below), on the terms and conditions set forth herein, the SPV wishes to directly or indirectly acquire the assets set forth on Schedule I hereto (excluding the Excluded Tax Amount, the “Acquired Assets”);

WHEREAS, in consideration for the transfer of the Acquired Assets and the other obligations of Seller set forth in this Agreement and in the other Transaction Documents (the “Transaction”), at the Closing and on the terms and conditions set forth herein, the SPV has agreed to pay aggregate consideration of $125,366,233 (the “Base Consideration”);

WHEREAS, the Consideration, net of fees and expenses (including taxes) in connection with the Transaction, is expected to be used to prepay certain indebtedness of Seller or otherwise reduce net indebtedness of Seller (the “Prepayment”); and

WHEREAS, in connection with the Transaction, CFIG Holdings, LLC has, concurrently with the execution of this Agreement, entered into a Commitment Agreement pursuant to which it has made a capital commitment of $15,000,000 to Mosaic GP Entity L.P., a Delaware limited partnership, in exchange for Class Y Interests therein (as defined in the limited partnership agreement thereof).

NOW, THEREFORE, in consideration of the promises and of the mutual covenants and agreements contained in this Agreement, the Parties agree as follows:

Article I

Definitions

Section 1.01 Definitions. As used in this Agreement, the following terms have the following meanings:

“AAA Rules” has the meaning set forth in Section 7.11(b).

“Acquired Assets” has the meaning set forth in the recitals to this Agreement.

“Acquired Pre-2016 Carry” has the meaning set forth in the Partnership Agreement.

“Affiliate” has the meaning set forth in the Partnership Agreement, provided that neither the SPV, the [***] Feeder, nor [***] shall be deemed to be an Affiliate of the Seller.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Assumed Tax Rate” means the highest effective marginal statutory combined rate of U.S. federal, state and local income taxes (including, without limitation, taxes imposed under Sections 1401 and 1411 of the Code) for a fiscal year prescribed for an individual direct or indirect owner of Seller (taking into account the limitations on the deductibility of expenses and other items, and the character (e.g. long-term or short-term capital gain or ordinary income or qualified dividend income) of the applicable income).

“Base Consideration” has the meaning set forth in the recitals to this Agreement.

“Business Day” has the meaning set forth in the Partnership Agreement.

“Claims Notice” has the meaning set forth in Section 7.04.

“Clawback Obligation” means, any and all Losses arising by operation of any “limited partner clawback”, “all partner clawback”, “carried interest clawback” or similar obligation to return, repay or contribute distributions of or distributions attributable to Acquired Pre-2016 Carry or the Funded GP Interests (whether effected by repayment, drawdown, deduction from any capital account, set-off against any subsequent distribution or otherwise), pursuant to the applicable Portfolio Property Agreements or under applicable Law which obligation relates to a distribution of Acquired Pre-2016 Carry made to Seller (or any prior holder of such asset) on or prior to the Closing Date, provided that any such obligation relating to distributions of Acquired Pre-2016 Carry made to Seller (or any prior holder of the assets forming the subject of the Acquired Pre-2016 Carry) on or prior to the Effective Date shall only be deemed to be a Clawback Obligation if and to the extent that the amount of such Acquired Pre-2016 Carry required to be returned, repaid or contributed (however effected) from time to time after the Effective Date exceeds $3 million.

“Closing” has the meaning set forth in Section 2.02.

“Closing Date” has the meaning set forth in Section 2.02.

“Consideration” shall mean the Base Consideration reduced, on a dollar-for-dollar basis (but not below zero), by the amount (if any) by which (a) the aggregate amount of distributions, dividends and other payments of cash, securities or other property made, declared or paid (or deemed under the applicable Portfolio Property Agreements to have been made, declared or paid) by a GCM Fund or a general partner thereof to Seller in relation to or otherwise in connection with any Acquired Assets in the period from September 30, 2019 up to (and including) the Closing Date, exceeds (b) $11,931,222.

“[***]” means [***].

“[***] Contribution” has the meaning set forth in the Partnership Agreement.

“[***] Feeder” means Mosaic Feeder L.P.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Contract” means any binding agreement, lease, license, evidence of indebtedness, mortgage, indenture, security agreement or other contract.

“Deductible” has the meaning set forth in Section 7.05(a).

“Effective Date” means January 1, 2020.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time.

“Excluded Obligations” means, in respect of the Acquired Assets, (i) any Clawback Obligations, and (ii) any liabilities for Taxes either (A) attributable to the ownership of the Acquired Interests on or prior to the Effective Date (including if such Taxes are paid by way of any withholding, set-off or deduction) or the sale by Seller of the Acquired Interests pursuant to this Agreement (including pursuant to Sections 864, 897, 1445 and 1446 of the Code), or (B) assessed against any of the GCM Funds in respect of Seller’s allocable share of any audit adjustments attributable to any item of income, gain, loss, deduction or credit realized such GCM Fund on or prior to the applicable Effective Date.

“Excluded Tax Amount” means, with respect to an Acquired Asset, (a) the aggregate 2019 tax liability of Seller in respect of the 2019 taxable income of such Acquired Asset, which shall be calculated as the total U.S. federal taxable income allocated to Seller (or one of its Subsidiaries) from such Acquired Asset in respect of the 2019 taxable year multiplied by the Assumed Tax Rate minus (b) the total distributions received by Seller (or one of its Subsidiaries) in 2019 specifically in respect of the amount in the preceding clause (i) with respect to such Acquired Asset. Notwithstanding the foregoing, the Excluded Tax Amount shall be capped at $10,000,000.

“Feeder Partnership Agreement” means the Amended and Restated Exempted Limited Partnership Agreement of [***] Feeder, dated the date hereof and effective as of the Effective Date.

“Funded GP Interests” has the meaning set forth in the Partnership Agreement.

“GCM Entities” means CFIG Fund Partners, L.P., CFIG Fund Partners II, L.P., CFIG Fund Partners III, L.P., GCM CFIG Fund Partners IV, L.P., GCM PEREI Partners V, L.P., GCM Partners I, L.P., Hedge Fund Strategies Aggregator, LLC and Hedge Fund Strategies Aggregator2, LLC; provided that, for the avoidance of doubt, “GCM Entity” shall exclude any GCM Fund (as defined below), its portfolio companies (as such term is commonly understood in the private equity industry) and any Subsidiaries of any such GCM Fund or portfolio company.

“GCM Fund” means an investment fund, investment vehicle or managed account, regardless of legal or juridical structure or form, to which Seller or any Subsidiary serves as sponsor, general partner, manager, managing member, investment manager, investment adviser, sub-adviser, or in such other similar capacity however described.

“GCM LLLP” has the meaning set forth in the preamble to this Agreement.

“GP Entity” means Mosaic GP Entity, L.P., a Delaware limited partnership.

“GP Entity Partnership Agreement” means the Amended and Restated Limited Partnership Agreement of GP Entity, dated as of the date hereof and effective as of the Effective Date.

“Governmental Authority” means, the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, or any supranational authority or body or self-regulatory organization and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Indebtedness” means, with respect to a Person, (a) indebtedness of such Person for borrowed money, (b) any obligations of such Person evidenced by any note, bond, debenture, promissory note or other debt security or similar instrument, (c) letters of credit to the extent drawn by such Person and (d) indebtedness of the type referred to in the foregoing clauses (a) – (c), whether by the first Person or any other Person, that is guaranteed by such first Person.

“Indemnified Party” has the meaning set forth in Section 7.04.

“Indemnifying Party” has the meaning set forth in Section 7.04.

“Initial Contribution” has the meaning set forth in the Partnership Agreement.

“Intermediate Vehicle” means (a) as of the date hereof, the entities set forth on Section 1.01(a) of the Seller Disclosure Schedule and (b) any other Person that hereafter (i) directly or indirectly, holds an interest in a GCM Fund and (ii) in which the SPV is directly or indirectly invested including, without limitation to the generality of the foregoing, the Newco Subsidiary; provided that none of the following shall be deemed to be an Intermediate Vehicle: (1) any GCM Fund, (2) any Subsidiary of any of the foregoing in clause (1), (3) any other Person in which any of the foregoing in clauses (1) or (2) holds any interest or (4) GP Entity.

“Knowledge of Seller” means the actual knowledge (without duty of inquiry) of the individuals set forth on Section 1.01(b) of the Seller Disclosure Schedules.

“Laws” means, any applicable laws, ordinances, rules or regulations or any applicable orders, judgments or decrees and any other requirements with similar effect of any Governmental Authority.

“Liens” means any mortgage, pledge, assessment, security interest, lease, lien, claim, restriction, easement, levy, charge or other encumbrance of any kind, excluding any of the foregoing to the extent arising under applicable securities Laws or pursuant to the express terms of the Transaction Documents.

“Losses” means, with respect to a subject Person, all costs, Taxes, interest, charges, expenses (including reasonable and documented out-of-pocket attorneys’ fees), obligations, liabilities, settlement payments, awards, judgments, fines, penalties, damages, assessments or deficiencies; provided that in each case “Losses” shall not include any punitive damages, exemplary damages, loss of business reputation or opportunity, remote or speculative damages, incidental or consequential damages or loss of profits, except in each case if such damages are payable directly by a Person as a result of a Third Party Claim.

“Maximum Recall Amount” means, at any time, the sum of $15,100,000 plus the aggregate Potential GCM Payments made at or prior to such time.

“Newco Subsidiary” means Mosaic Newco Subsidiary, L.P., a Delaware limited partnership.

“Newco Subsidiary Partnership Agreement” means the Amended and Restated Limited Partnership Agreement of Newco Subsidiary, dated as of the date hereof and effective as of the Effective Date.

“Other Cap Amount” means an amount equal to the greater of (a) such amount which, if such amount was (i) received by [***] Feeder and (ii) aggregated with [***] Proceeds, would result in [***] Feeder receiving 12% IRR on an investment of $173,327,307 made on the date hereof, and (b) 130% of $173,327,307.

“Partnership Agreement” means the Second Amended and Restated Exempted Limited Partnership Agreement of SPV, dated the date hereof and effective as of the Effective Date.

“Party” has the meaning set forth in the preamble to this Agreement.

“Person” means any natural person, corporation, limited liability company, general partnership, limited partnership, proprietorship, other business organization, trust, union, association or Governmental Authority.

“Portfolio Property Agreement” shall mean, in relation to the Acquired Assets, any agreement, instrument or document to which a Seller is a party or that governs or regulates the terms of a Seller’s ownership of the applicable Acquired Assets, including subscription agreements, partnership agreements, side letters and other similar agreements, and any schedules or exhibits thereto, in each case, as amended, modified or supplemented from time to time.

“Potential GCM Payment” has the meaning set forth in Section 2.04(b).

“Prepayment” has the meaning set forth in the recitals to this Agreement.

“Put Agreement” means the Put Agreement, dated as of the Closing Date, by and among GCM LLLP, [***] and [***] Feeder.

“Recall Amount” has the meaning set forth in Section 2.04(c).

“Related Parties” has the meaning set forth in Section 7.05.

“Seller” has the meaning set forth in the preamble to this Agreement.

“Seller Fundamental Representations” means the representations and warranties set out in Sections 3.01, 3.02, 3.06(a), 3.06(b), 3.06(d) and 3.08 of this Agreement.

“Seller Indemnitees” has the meaning set forth in Section 6.02.

“Seller Representations” means the representations and warranties set out in Article III this Agreement.

“Seller Disclosure Schedules” has the meaning set forth in the preamble to Article III.

“SPV” has the meaning set forth in the preamble to this Agreement.

“SPV Indemnitees” has the meaning set forth in Section 6.01.

“Subsidiary” means, for any Person, any other Person of which the initial Person directly or indirectly owns more than fifty percent (50%) of the outstanding voting securities or that is required to be consolidated with the initial person under United States GAAP. No existing or hereafter organized GCM Fund shall be deemed a Subsidiary for any purpose.

“Survival Date” means:

(a) in respect of the Seller Fundamental Representations, the date falling on the sixth anniversary of the Closing Date;

(b) in respect of the Seller Representation set forth in Section 3.03, the date falling on the sixth anniversary of the Closing Date;

(c) in respect of any Seller Representation that is not referred to in clauses (a) or (b) of this definition of “Survival Date”, the date that is eighteen (18) months from the Closing Date and

(d) in respect of claims for indemnification for Excluded Obligations or any claim arising out of a breach by a Party of the covenants made by such Party contained in this Agreement, the date of expiration of the applicable statute of limitations.1

1	Note to Draft: Moved from 6.03(c).

“Taxes” means any income, gross or net receipts, real or personal property, sales, use, capital gain, transfer, excise, estimated, license, production, franchise, employment, social security, occupation, payroll, registration, governmental pension or insurance, withholding, profits, capital, royalty, severance, stamp or documentary, value added, corporation, alternative, minimum, business or occupation or other tax, charge, assessment, duty, custom, impost, toll, levy, compulsory loan or fee of any kind (including any interest, additions to tax, or civil or criminal penalties thereon) of any country or any jurisdiction therein.

“Term Loan” means that certain Credit Agreement, dated as of January 2, 2014 (as amended by Amendment No. 1, dated as of August 18, 2016, Amendment No. 2, dated as of April 19, 2017, Omnibus Amendment No. 1, dated as of August 15, 2017, Amendment No. 3, dated as of August 22, 2017, Amendment No. 4, dated as of March 29, 2018, and Amendment No. 5, dated as of the Closing Date), among Grosvenor Capital Management Holdings, LLLP, Grosvenor Holdings, L.L.C., Grosvenor Holdings II, L.L.C., GCMH GP, L.L.C., GCM, L.L.C., the lending institutions from time to time party thereto and Goldman Sachs Bank USA, as the Administrative Agent and the Collateral Agent.

“Third Party Claim” has the meaning set forth in Section 6.04.

“Transaction” has the meaning set forth in the recitals to this Agreement.

“Transaction Documents” has the meaning set forth in the Partnership Agreement and shall additionally include any other document to be executed and delivered by a Party at the Closing.

“Transfer Taxes” means all sales (including bulk sales), use, transfer (including real property transfers), filing, recording, ad valorem, privilege, documentary, registration, conveyance, excise, license, stamp, duties or similar taxes, together with any interest, additions or penalties with respect thereto.

“Trigger Event” has the meaning ascribed to such term in the Partnership Agreement.

Article II

SUBSCRIPTION

Section 2.01 Purchase and Sale. Upon the terms and subject to the conditions of this Agreement, at the Closing and effective as of the Effective Date, Seller shall assign, transfer and deliver to SPV free and clear from all Liens, and SPV shall purchase and acquire, the Acquired Assets in exchange for the Consideration, subject to adjustment pursuant to Section 2.04.

Section 2.02 Closing. The consummation of the Transaction (the “Closing”) shall take place on the date hereof upon the exchange of executed documents via facsimile or electronic mail. The date on which the Closing occurs is referred to as the “Closing Date.” The SPV shall not be obliged to purchase and acquire any of the Acquired Assets unless 100% of the Acquired Assets are simultaneously acquired pursuant to the terms of this Agreement.

Section 2.03 Closing Deliverables. At the Closing on the Closing Date:

(a) SPV shall pay the Consideration, in aggregate, to Seller by wire transfer of immediately available funds to the applicable account set forth on Schedule II;

(b) Seller shall deliver to SPV each of the Transaction Documents to which it or any of its Affiliates is a party, duly executed by it or the applicable Affiliate(s); and

(c) Seller shall provide an Internal Revenue Service Form W-9.

Section 2.04 Consideration Adjustments.

(a) [Intentionally omitted]

(b) Potential GCM Payments. Following the Closing, so long as the Acquired Assets are directly or indirectly owned by [***] Feeder or a permitted transferee thereof in accordance with the Partnership Agreement, Seller or its Affiliates shall make the payments (the “Potential GCM Payments”) to the SPV in the amounts and at the times set forth on Schedule III, by wire transfer of immediately available funds to the account or accounts of the SPV specified in writing by SPV at least five (5) Business Days prior to the applicable payment date. Notwithstanding anything to the contrary in this Agreement, neither any Party hereto nor any of their Related Parties shall be liable for any breach of this Section 2.04(b), and the sole remedy of any Person for any breach or default of this Section 2.04(b) shall be the rights and remedies of [***] and [***] Feeder set forth in the Put Agreement. All Potential GCM Payments shall be treated as adjustments to the Consideration for all U.S. federal income tax purposes.

(c) Recall Amount. The SPV agrees that following January 1, 2023, provided that no Trigger Event has occurred, Seller may from time to time require the SPV to return to any GCM Entity designated by Seller an amount (the “Recall Amount”) which is determined by Seller, equal to the sum of all [***] Proceeds less all [***] Contributions (each as defined in the Partnership Agreement, but in the case of “[***] Contributions” excluding for these purposes the Initial Contribution), up to the Maximum Recall Amount in total. Each payment of a Recall Amount shall be contributed to such GCM Entity designated by Seller by wire transfer of immediately available funds as specified in writing by Seller upon at least ten (10) Business Days’ prior written notice (or upon at least five (5) Business Days’ prior written notice if and to the extent that a GCM Entity is contractually obligated to fund any related payment in a shorter time period than such ten (10) Business Day period). Unless otherwise agreed to in writing by Seller, all payments of the Recall Amount shall be in Dollars. Any payment of a Recall Amount shall be treated as an adjustment to the Consideration for U.S. federal income tax purposes.

Article III

REPRESENTATIONS AND WARRANTIES OF Seller

Seller represents and warrants to the SPV as of the date hereof that, except as set forth in the Seller Disclosure Schedules delivered concurrently with the execution and delivery of this Agreement (the “Seller Disclosure Schedules”) (provided that disclosure in any section of the Seller Disclosure Schedules shall be deemed to have been disclosed for purposes of any other section where the relevance of such disclosure to such other section is reasonably apparent) as follows:

Section 3.01 Organization. Seller is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization and has all requisite power and authority to enter into this Agreement and the other Transaction Documents to which it is or will be a party and to consummate the Transaction.

Section 3.02 Authorization; Valid and Binding Agreements. The execution and delivery by Seller of this Agreement and the other Transaction Documents to which it is or will be a party, and the consummation by Seller of the Transaction, have been duly authorized by all necessary action of Seller. This Agreement and each such other Transaction Document has been or will be duly executed and delivered by Seller and, when duly executed and delivered by the other Parties, will be the valid and binding obligation of Seller enforceable against it in accordance with the terms thereof, except as such enforceability may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application affecting creditors’ rights generally or by general principles of equity.

Section 3.03 No Conflicts. (a) Neither the execution and delivery of this Agreement nor any other Transaction Document, nor the consummation of the Transaction, will, with or without the giving of notice, the lapse of time, or both, result in any violation of or be in conflict with, or constitute a default under, or accelerate performance provided by the terms of (i) (A) the organizational documents of any GCM Entity, (B) any Law applicable to any GCM Entity or (C) any Contract to which any GCM Entity is a party (including, without limitation to the generality of the foregoing, any Contract with any member, shareholder, unitholder, and/or debt or financing provider) or (ii) to the Knowledge of Seller (A) the organizational documents of any GCM Fund, (B) any Law applicable to any GCM Fund or (C) any Contract to which any GCM Fund is a party and (b) no transfer of any Acquired Assets is being made by Seller with the intent to hinder, delay, or defraud either present or future creditors, members, unitholders or shareholders of Seller; except in each case of clauses (a) and (b) as would not, in the aggregate, result in Losses to the SPV Indemnitees in excess of $8,666,365.

Section 3.04 Consents and Approvals. Except as may have been obtained or made on or prior to the date of this Agreement, Seller is not required to obtain any consent, waiver or approval of, or to make any filing, notification or registration with, any Governmental Authority in connection with the execution, delivery and performance of this Agreement or any other Transaction Document or the consummation of the Transaction.

Section 3.05 Litigation. There is no action, suit, claim, proceeding or arbitration pending or, to the Knowledge of Seller, threatened against Seller, any GCM Entity or any GCM Fund, at law or in equity, before or by any Governmental Authority, which, if adversely determined, would question the validity of, or prevent the consummation of, the Transaction or materially and adversely affect the Acquired Assets, taken as a whole. There is no action or suit, at law or in equity, before or by any Governmental Authority, by Seller or its Affiliates pending or, to the Knowledge of Seller, threatened against any other person relating to the Acquired Assets.

Section 3.06 Information about the Acquired Assets, the GCM Entities and GCM Funds.

(a) Following the Closing and effective as of the Effective Date, and subject to the terms and conditions of the Partnership Agreement and the other Transaction Documents, the ownership of the Acquired Assets will entitle SPV to the economics set forth in Section 3.06(a) of the Seller Disclosure Schedules which, for the avoidance of doubt, shall exclude the Excluded Tax Amount with respect to the Acquired Assets.

(b) As of the Closing Date, fewer than 30% of the GCM Funds (such percentage being determined by reference to the number of GCM Funds forming part of the Acquired Assets) are subject to organizational documents or other Contracts that require such GCM Funds (or any GCM Entity) to escrow or reserve proceeds from such Acquired Assets, excluding any escrows or reserves as required by Law.

(c) The investment advisor of each GCM Fund that forms a part of the Acquired Assets relies upon, and is in compliance with, Rule 206(4)-2 of the Investment Advisers Act of 1940 (including applicable guidance and no-action letters and also including with respect to the account of a limited partnership (or limited liability company, or another type of pooled investment vehicle) that is subject to audit (as defined in Rule 1-02(d) of Regulation S-X)).

(d) Seller owns all right, title and interests (legal and beneficial) in and to the Acquired Assets as of immediately prior to the Closing, free and clear of all Liens. Subject to SPV complying with its obligation to pay the Consideration pursuant to Section 2.03(a), at the Closing, Seller shall have delivered to SPV, and SPV shall have acquired, good and valid title to the Acquired Assets free and clear of all Liens with effect as of the Effective Date.

(e) Section 3.06(e) of the Seller Disclosure Schedules sets forth Seller’s good faith calculation of the GCM Entities’ reporting period-ended September 30, 2019 Net Asset Value (as defined in the Partnership Agreement) of the Acquired Pre-2016 Carry, the Acquired Initial Post 2016 Carry (as defined in the Partnership Agreement) and the Funded GP Interests (as defined in the Partnership Agreement), calculated based on the GCM Entities’ internal valuation policies and in accordance with past practice used in the preparation of annual accounts prepared in accordance with the governing documents of the GCM Funds, utilizing valuations as provided by third party managers and valued by third party valuation firms (where applicable). From September 30, 2019 to (and including) the Closing Date, an aggregate of $11,931,222 in distributions, dividends or other payments of cash, securities or other property have been made, declared or paid (or deemed under the applicable Portfolio Property Agreements to have been made, declared or paid) by a GCM Fund or a general partner thereof to Seller in relation to or in connection with any Acquired Assets. Distributions, dividends and other payments of less than $150,000,000, in aggregate, have been made, declared or paid to Seller in relation to or in connection with the Acquired Assets in the period prior to September 30, 2019.

(f) Seller is not in default or in breach of any Portfolio Property Agreement, nor, to the Knowledge of Seller, is there any reasonable basis for any valid claim against Seller arising from or in connection with such a default or breach, in each case except as would not, in the aggregate, result in Losses to the SPV Indemnitees in excess of $4,333,183.

Section 3.07 Compliance with Law. Since January 1, 2017, the operation of the GCM Entities and the GCM Funds, in each case solely to the extent relating to the Acquired Assets, has been conducted in all material respects in accordance with all applicable Laws except as would not, individually or in the aggregate, reasonably be expected to be material to the GCM Entities and GCM Funds, taken as a whole.

Section 3.08 Brokers’ Fees. Except a fee payable to Ardea Partners in the amount of $2 million (which is payable solely by Seller), Seller has not entered into any agreement to pay any brokers’ or finders’ fees to any Person with respect to this Agreement or the sale of the Acquired Assets contemplated hereby for which the SPV, [***] Feeder, [***], any Intermediate Vehicle or any GCM Fund would be directly or indirectly liable.

Section 3.09 Solvency. Seller has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by its creditors, (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of its assets, (iv) suffered the attachment or other judicial seizure of all, or substantially all, of its assets, (v) admitted in writing its inability to pay its debts as they come due, or (vi) made an offer of settlement, extension or composition to its creditors generally. Seller is Solvent, and was Solvent before, and will be Solvent immediately after, giving effect to the transactions contemplated by this Agreement and the Transaction Documents. For the purpose of this Section 3.09, “Solvent” means, with respect to any person on a particular date, that on such date (i) the fair value of the property of such person (including its Subsidiaries taken as a whole) is greater than the total amount of liabilities (including contingent liabilities) of such person (including its Subsidiaries taken as a whole), (ii) the present fair salable value of the assets of such person (including its Subsidiaries taken as a whole) is not less than the amount that will be required to pay the probable liabilities of such person (including its Subsidiaries as a whole) on its debts as they become absolute and mature, and (iii) such person (including its Subsidiaries as a whole) can pay their stated liabilities (including identified contingent liabilities) as they mature).

Section 3.10 Absence of Certain Changes. Between February 27, 2020 to the date hereof, no action has been taken that, if this Agreement were in effect, would have required [***]’s prior written consent pursuant to Sections 5.02(a)(i), (iii) or (iv).

Section 3.11 Investigation; No Additional Representations. In entering into this Agreement, Seller acknowledges and agrees that, except for the representations and warranties expressly set forth in Article IV, none of SPV, [***], [***] Feeder or any of their respective Affiliates nor any other Person on behalf of any of them, makes or shall be deemed to make any representation or warranty to the Seller or any other Person with respect to the Transaction, express or implied, at law or in equity (including as to the accuracy or completeness of any of the information provided or made available to the Seller or any of its agents, representatives, or Affiliates prior to the execution of this Agreement) and the Seller hereby disclaims any such representation or warranty, whether by SPV, [***], [***] Feeder, their respective Affiliates or any other Person, notwithstanding the delivery or disclosure to the Seller or any of its or its Affiliates’ officers, directors, employees, agents or representatives or any other Person, of any documentation or other with respect to the foregoing.

Article IV

RESERVED

Article V

COVENANTS

Section 5.01 Tax Matters. All Transfer Taxes incurred in connection with the consummation of the Transaction shall be borne equally by Seller and the SPV.

Section 5.02 Post-Closing Covenants. Following the Closing, Seller agrees that for so long as any of the Acquired Assets are indirectly owned by [***] or a permitted transferee thereof in accordance with the Partnership Agreement, except as permitted pursuant to the Partnership Agreement and the other Transaction Documents, without the prior written consent of [***]:

(a) it will not, and will not permit any of its wholly-owned direct or indirect Subsidiaries with respect to the Acquired Assets (excluding any actions or transactions by any GCM Fund, provided such actions or transactions do not disproportionately and adversely affect the SPV’s economic entitlements in the Acquired Assets), to:

(i) modify the governing documents of any GCM Fund or of any Intermediate Vehicle that receives distributions of carried interest from any of the GCM Funds, in each case, so as to adversely impact the SPV’s economic entitlements in the Acquired Assets, including any modification that would result in a material delay in the distribution of cash which is due to SPV to which SPV is or would be entitled as a result of its ownership of the Acquired Assets (in each case, except in the ordinary course or in accordance with past practice);

(ii) seek to delay or withhold (for a period of 60 days or more), or reduce, any distributions attributable to any of the Acquired Assets in an aggregate amount at any time in excess of $1,000,000 except (A) for the establishment of reasonable reserves for expenses and liabilities of SPV and its Subsidiaries, (B) as required by the governing documents of a GCM Fund, (C) to the extent failing to do so would reasonably be likely to be inconsistent with the duties of a GCM Entity to a GCM Fund or (C) in the ordinary course of business consistent with past practice; or

(iii) take or fail to take any action, an intended purpose of which is to deprive SPV of its economic entitlements in the Acquired Assets;

(b) it shall not permit any Intermediate Vehicle through which the entitlement to proceeds in respect of the Acquired Assets would be distributed or would flow through to (x) incur any Indebtedness or (y) create any mortgage, charge, pledge or other encumbrance securing all or any of the assets of such Intermediate Vehicle as security for the repayment of such Indebtedness, in each case other than (i) in respect of borrowings or any activities of the GCM Funds in the ordinary course as set out in the GCM Funds’ governing documents or (ii) in the ordinary course and consistent with GCM LLLP’s prior practice in respect of carried interest arrangements or in respect of borrowings pursuant to the Term Loan, and provided further that the Indebtedness as permitted in clause (ii) above and any related mortgage, charge, pledge or other encumbrance securing all or any of the assets of an Intermediate Vehicle (whether with respect to the Acquired Assets or otherwise) has no adverse effect on the distributions, including but not limited to the delay, deferral or forfeiture, that the SPV is entitled to receive from or by reference to the Acquired Assets nor is the SPV allocated any costs, expenses or liabilities solely in respect of such Indebtedness; and

(c) shall, or shall cause another GCM Entity to, commit to invest, or invest, at least $10,000,000 of additional funds to GCM Funds in respect of Future GP Commitments (as defined in the Partnership Agreement) in excess of those committed to as of the date hereof as set forth on Section 5.02(c) of the Seller Disclosure Schedules.

Section 5.03 Assignment of Underlying Assets. Seller agrees to cause its Affiliates to approve an assignment and assumption of interests in GCM Entities with respect to the Acquired Assets to the SPV at the Closing and to cause the admission of the SPV as a limited partner of such entities at the Closing.

Section 5.04 Prepayment. Seller shall, immediately upon receiving the Consideration, make the Prepayment such that any Liens over the Acquired Assets (or any part thereof) which relate to the indebtedness of Seller are released on the Closing Date.

Section 5.05 Excluded Tax Amount. Following Seller’s receipt of all Internal Revenue Service Schedule K-1s in respect of the Acquired Assets for the 2019 taxable year, Seller shall deliver to the SPV a computation of the amount of the Excluded Tax Amount with respect to each Acquired Asset. The Excluded Tax Amounts shall not be distributed to the SPV in respect of the Acquired Assets and instead shall be distributed by the applicable GCM Entity to Seller. Notwithstanding the foregoing, to the extent Seller has not received such Excluded Tax Amounts within ten (10) Business Days of the SPV’s receipt of the computation of the Excluded Tax Amount described above with respect to any applicable GCM Entity and Seller reasonably demonstrates that the SPV has incorrectly received a distribution of any such Excluded Tax Amount, the SPV will promptly (and in any event within five (5) Business Days), pay to Seller such Excluded Tax Amount by wire transfer of immediately available funds to an account specified by Seller. The parties agree to treat any Excluded Tax Amount as distributed by the applicable GCM Entity to Seller as a distribution under Section 731 of the Code and any payment by the SPV to Seller in relation to an Excluded Tax Amount as a purchase price adjustment for all U.S. Federal income tax purposes to the extent such amounts have not been treated as having been distributed directly by the applicable GCM Entity to Seller under Section 731 of the Code.

Article VI

INDEMNIFICATION

Section 6.01 Indemnification by Seller. Subject to the applicable limitations and other provisions of this Article VI, Seller shall indemnify and hold harmless the SPV and its Related Parties (the “SPV Indemnitees”) from and against any and all Losses asserted against, incurred, sustained or suffered by any of them to the extent as a result of, arising out of or relating to (a) any breach or violation of, or inaccuracy in, any representation or warranty made by Seller and contained in this Agreement, (b) any failure by Seller to perform any of its covenants, agreements or obligations contained in this Agreement, (c) any Excluded Obligations, (d) an injunction preventing distributions in respect of Acquired Assets to the SPV, or by the SPV to [***] Feeder, or by GP Entity to SPV, or by Newco Subsidiary to SPV or GP Entity, as a result of, arising out of or relating to any breach or violation of, or inaccuracy in, Section 3.03, and/or (e) (i) any fraud or willful and wanton misconduct of (A) GCM LLLP or any successor general partner which is an Affiliate of it, in respect of its obligations and duties as general partner of SPV, (B) Lakeshore Investments GP, LLC or any successor general partner which is an Affiliate of it, in respect of its obligations and duties as general partner of [***] Feeder, (C) CFIG Holdings, LLC or any successor general partner which is an Affiliate of it, in respect of its obligations and duties as general partner of GP Entity, or (D) GP Entity, or any successor general partner which is an Affiliate of it, in respect of its obligations and duties as general partner of Newco Subsidiary, in each case of this clause (i) resulting in a Loss to the SPV or (ii) any material breach by (A) GCM LLLP or any successor general partner which is an Affiliate of it, of its covenants, agreements or obligations contained in the Partnership Agreement, (B) Lakeshore Investments GP, LLC or any successor general partner which is an Affiliate of it, of its covenants, agreements or obligations contained in the Feeder Partnership Agreement, (C) CFIG Holdings, LLC or any successor general partner which is an Affiliate of it, of its covenants, agreements or obligations contained in the GP Entity Partnership Agreement, or (D) GP Entity, or any successor general partner which is an Affiliate of it, of its covenants, agreements or obligations contained in the Newco Subsidiary Partnership Agreement, in each case of this clause (ii) arising out of its gross negligence or bad faith and resulting in a material Loss to the SPV.

Section 6.02 Indemnification by SPV. Subject to the applicable limitations and other provisions of this Article VI, SPV shall indemnify and hold harmless Seller and its Related Parties (the “Seller Indemnitees”) from and against any and all Losses asserted against, incurred, sustained or suffered by any of them to the extent as a result of, arising out of or relating to any failure by the SPV to perform any of its covenants, agreements or obligations contained in this Agreement.

Section 6.03 Survival of Representations and Warranties.

(a) All representations, warranties, covenants and agreements set forth in this Agreement will survive the Closing for the periods set forth in this Section 6.03.

(b) With respect to any claim or claims for breaches of representations, warranties or covenants contained in this Agreement, or a claim or claims for indemnification for Excluded Obligations, no Indemnifying Party will be liable with respect thereto unless written notice of a possible claim for indemnification with respect to such matter is given by the Indemnified Party to such Indemnifying Party on or before the applicable Survival Date, it being understood that so long as such written notice is given on or prior to the Survival Date, such representation, warranty, covenant or claim for indemnification for Excluded Obligations shall continue to survive until such matter is resolved, but only with respect to the matter(s) identified in such notice(s) of possible claim(s). It is the express intent of the Parties that, if an applicable Survival Date as contemplated by this Section 6.03(b) relating to a claim is shorter than the statute of limitations that would otherwise have been applicable to such claim, then, by contract, the applicable statute of limitations relating to that claim shall be reduced to the shortened Survival Date contemplated hereby. Any investigation or other examination that may be made at any time by or on behalf of a Party to which representations and warranties are made shall not limit, diminish or in any way affect the specific representations and warranties in this Agreement, and the parties may rely on the specific representations and warranties in this Agreement (as qualified by the Seller Disclosure Schedules), irrespective of any information obtained by them by any investigation, examination or otherwise.

Section 6.04 Indemnification Claims Procedures. Any claim by a Party (the “Indemnified Party”) for indemnification pursuant to this Article VI shall be made by a written notice to the other Party (the “Indemnifying Party”) (and in the case of Section 6.01(a), (b) or (c), prior to the applicable Survival Date), describing such claim in reasonable detail, including (to the extent reasonably ascertainable) the amount or estimated amount of Losses, the basis thereof and the provisions of this Agreement upon which such claim for indemnification is made, and including a copy of all materials and claims received with respect to such claim (a “Claims Notice”). In the event an Indemnified Party becomes aware of a claim made by any third party against the Indemnified Party (a “Third Party Claim”), which the Indemnified Party reasonably believes could result in a claim for indemnification pursuant to Section 6.01 or Section 6.02, as applicable, the Indemnified Party shall promptly notify the Indemnifying Party of such claim in a Claims Notice; provided, however, that no failure or delay in the serving of such notice shall in any way relieve the Indemnifying Party of its indemnification obligations except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure or delay. Such Claims Notice shall also reasonably summarize, to the extent possible, (i) the basis for the claim for indemnification and any claim or liability being asserted by a third party, (ii) the representation and warranty or covenant or other agreement that is alleged to have been inaccurate or to have been breached and (iii) (to the extent reasonably ascertainable) the aggregate amount of the Losses for which a claim is being made under this Article VI. Following receipt of a Claims Notice with respect to a Third Party Claim, the Indemnifying Party may, at its option, assume the defense of the Third Party Claim and any litigation resulting therefrom with counsel selected by it, subject to the Indemnifying Party undertaking, in a form reasonably acceptable to the Indemnified Party, to indemnify the Indemnified Party and its Related Parties for any Losses arising therefrom (subject to Section 6.05 and the other provisions of this Article VI). In the event the Indemnifying Party assumes the defense of the Third Party Claim, the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of such Third Party Claim; provided that if the named parties to the Third Party Claim or related litigation include both the Indemnifying Party and the Indemnified Party, and in the written opinion of the Indemnified Party’s outside counsel there exists a material conflict of interest between the Indemnified Party and the Indemnifying Party, the Indemnified Party may engage separate counsel and the Indemnifying Party shall pay the reasonable and documented fees and disbursements of such separate counsel (subject to consultation in relation to the choice of counsel with the Indemnifying Party) which shall be limited to one counsel to the Indemnified Party. Whether or not the Indemnifying Party has assumed the defense of a Third Party Claim, the Indemnifying Party shall not be obligated to indemnify the Indemnified Party with respect to any settlement entered into or any judgment consented to without the Indemnifying Party’s prior written consent (not to be unreasonably withheld). The Indemnified Party shall reasonably cooperate and assist the Indemnifying Party in determining the validity of any claim for indemnity and in otherwise defending and resolving such matters, which assistance and cooperation shall include providing reasonable access to and copies of information, records and documents reasonably requested relating to such matters. Any indemnification payment shall be treated for tax purposes as an adjustment to the applicable portion of the Consideration, to the extent permitted under applicable Law.

Section 6.05 Limitation on Indemnification. Notwithstanding any other provision of this Agreement to the contrary:

(a) Seller. Notwithstanding anything in Section 6.01 to the contrary, Seller shall not be required to indemnify and hold harmless the SPV Indemnitees (i) pursuant to Section 6.01(a) with respect to the Seller Fundamental Representations, if and to the extent that the aggregate amount of such Losses exceeds an amount equal to 115% of $173,327,307; (ii) pursuant to Section 6.01(a) (other than indemnification obligations referred to in the preceding clause (i) or arising from or in connection with a breach of the Seller Representation at Section 3.03), if and to the extent that the aggregate amount of such Losses exceeds $173,327,307; (iii) pursuant to Section 6.01(a), with respect to a breach of the Seller Representation at Section 3.03, if and to the extent that the aggregate amount of such Losses exceeds the Other Cap Amount; (iv) pursuant to Section 6.01(b) or pursuant to Section 6.01(a) with respect to Section 3.10, if and to the extent the aggregate amount of such Losses exceeds $173,327,307; (v) pursuant to Section 6.01(c) with respect to Clawback Obligations, if and to the extent that the aggregate amount of such Losses exceeds $173,327,307; (vi) pursuant to Section 6.01(d), if and to the extent that the aggregate amount of such Losses exceeds the Other Cap Amount; and (vi) pursuant to Section 6.01(e)(ii), if and to the extent that the aggregate amount of such Losses exceeds the Other Cap Amount; provided that, in the case of each of clauses (i) to (vi) (inclusive), each such amount shall be reduced (but not below zero) by the aggregate amount paid by Seller to SPV in satisfaction of an obligation to indemnify SPV pursuant to any other clause of Section 6.01. Except with respect to the Seller Fundamental Representations or Section 3.10, Seller shall not be liable in connection with any indemnification obligations pursuant to Section 6.01(a) (x) with respect to any individual claim unless such claim (together with all other claims, if any, resulting from the same or related facts and circumstances) is greater than $173,327 and (y) until the SPV Indemnitees have suffered aggregate Losses arising from one or more breaches of Seller Representations (excluding Losses not indemnifiable pursuant to the preceding clause (x)) in excess of $866,636 (the “Deductible”) in the aggregate (after which point Seller will, subject to the immediately preceding sentence, be obligated to provide indemnification for all such indemnifiable Losses in excess of the Deductible). Notwithstanding the foregoing provisions of this Section 6.05(a), the SPV Indemnitees shall not be subject to any limitation pursuant to this Section 6.05 or otherwise, and shall be entitled to US dollar for US dollar recovery from the Seller, for Losses arising out of (i) fraud of the Seller, (ii) Excluded Obligations referred to in clause (ii) of the definition of “Excluded Obligations” in this Agreement, and/or (iii) fraud or willful and wanton misconduct of (A) GCM LLLP or any successor general partner which is an Affiliate of it, in respect of its obligations and duties as general partner of SPV, (B) Lakeshore Investments GP, LLC or any successor general partner which is an Affilaite of it, in respect of its obligations and duties as general partner of [***] Feeder, (C) CFIG Holdings, LLC or any successor general partner which is an Affiliate of it, in respect of its obligations and duties as general partner of GP Entity, and/or (D) GP Entity, or any successor general partner which is an Affiliate of it, in respect of its obligations and duties as general partner of Newco Subsidiary, in each case of this clause (iii) to the extent resulting in a Loss to the SPV.

(b) SPV. Notwithstanding anything in Section 6.02 to the contrary, the SPV shall not be required to indemnify and hold harmless the Seller Indemnitees pursuant to Section 6.02 to the extent that the aggregate amount of such Losses exceeds an amount equal to $173,327,307. Notwithstanding the foregoing provisions of this Section 6.05(b), the Seller Indemnitees shall not be subject to any limitation pursuant to this Section 6.05 or otherwise, and shall be entitled to US dollar for US dollar recovery from SPV, for Losses arising out of fraud or willful and wanton misconduct by the SPV which directly results from any act or omission of SPV taken at the written direction of [***].

Section 6.06 Determination of Damages. With respect to each indemnification obligation contained in this Article VI, all Losses shall be net of any third-party insurance and indemnity proceeds that are actually obtained by the Indemnified Party in connection with the facts giving rise to the right of indemnification, less all reasonable and documented out-of-pocket costs and expenses incurred by such Indemnified Party in connection with obtaining such insurance proceeds or third-party recovery (including reasonable and documented attorneys’ fees and any deductible) and less any Taxes incurred in respect of the amounts so recovered from any insurer or third party (it being agreed that if third-party insurance or indemnification proceeds in respect of such facts are recovered by the Indemnified Party subsequent to the Indemnifying Party’s making of an indemnification payment in satisfaction of its applicable indemnification obligation, such proceeds less all reasonable and documented out-of-pocket costs and expenses incurred by such Indemnified Party in connection with obtaining such insurance proceeds or third-party recovery (including reasonable and documented attorneys’ fees and any deductible) and less any Taxes incurred in respect of the amounts so recovered from any insurer or third party shall be promptly remitted to the Indemnifying Party to the extent of the indemnification payment made). Each Party shall take all reasonable steps to mitigate its Losses upon and after becoming aware of any event which would reasonably be expected to give rise to any Losses. If an Indemnifying Party makes any payment for any Losses suffered or incurred by an Indemnified Party pursuant to the provisions of this Article VI, such Indemnifying Party shall be subrogated, to the extent of such payment, to all rights and remedies of the Indemnified Party to any insurance benefits or other claims of the Indemnified Party with respect to such Losses and with respect to the claim giving rise to such Losses.

Section 6.07 Exclusive Remedy. The rights provided in this Article VI shall constitute the sole and exclusive remedy for each Party with respect to any and all Losses asserted against, incurred, sustained or suffered by such Party as a result of, arising out of or relating to any breach or violation of, or inaccuracy in, any representation or warranty contained in this Agreement, provided, however, that notwithstanding the foregoing, nothing in this Section 6.07 shall limit in any way any remedy at law or equity to which a Party may be entitled with respect to a breach of a representation or warranty contained in this Agreement to the extent such breach constitutes fraud.

Article VII

MISCELLANEOUS

Section 7.01 Expenses. Except as otherwise provided in this Agreement, each of the Parties agrees to pay the expenses incurred by it in connection with the negotiation, preparation, execution and delivery of this Agreement and the consummation of the Transaction, including the fees and expenses of counsel to such Party, save that this section shall not prejudice the right of any party to seek to recover its costs in any litigation or dispute resolution procedure which may arise out of or in connection with this Agreement.

Section 7.02 Governing Law; Amendment; Waiver. This Agreement shall be governed by and construed and enforced in accordance with the Laws of the State of Delaware, without regard to the principles of conflicts of law thereof. No amendment, waiver, change, modification or discharge of any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed by the Party against whom enforcement of any such amendment, waiver, change, modification or discharge is sought.

Section 7.03 Notices. All notices, statements, instructions or other documents required to be given hereunder shall be in writing and shall be given by hand delivery, certified mail, Federal Express or a similarly reputable overnight courier service, email or other similar electronic means, addressed to the relevant Party at its mail address or email address set forth below:

If to Seller:

Grosvenor Capital Management Holdings, LLLP

900 N. Michigan Avenue

Chicago, Illinois 60202

Suite 1100

Attn:   Michael J. Sacks

           Burke J. Montgomery

Email: mjs@gcmlp.com

            legal@gcmlp.com

With a copy to (which shall not constitute notice for purposes of this Agreement):

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Attn:   Olga Gutman

           Gary Horowitz

Email: ogutman@stblaw.com

            ghorowitz@stblaw.com

If to the SPV, to Seller and [***] at the addresses above and below, respectively:

If to [***]:

[***]

[***]

[***]

[***]

[***]

[***]

[***]

Attn:   [***]

Email: [***]

With a copy to (which shall not constitute notice for purposes of this Agreement):

Proksauer Rose (UK) LLP

110 Bishopsgate

London

EC2N 4AY

Attn:   Nigel van Zyl

           Warren Allan

Email: nvanzyl@proskauer.com

            wallan@proskauer.com

Each Party, by written notice given to each of the other Parties in accordance with this Section 7.03 may change the mail address or email address to which notices, statements, instructions or other documents are to be sent to such Party. All notices, statements, instructions and other documents hereunder shall be deemed to have been given (a) if delivered by hand at the address noted above, at the time of delivery, (b) if sent by certified mail, Federal Express or a similarly reputable overnight courier service, on the Business Day following the date of posting, (c) if sent by email, on the date of emailing. If a communication would otherwise be deemed to have been delivered outside normal business hours (being 9:30am to 5:30pm Chicago time on a Business Day) under the preceding provisions of this Section 7.03, it shall be deemed to have been delivered at the next opening of such business hours.

Section 7.04 Further Assurances. Subject to the terms and conditions of this Agreement, each Party agrees to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate and make effective, as soon as reasonably practicable, the Transaction. Without limiting the generality of the foregoing, the Parties shall from time to time execute and deliver all such further documents and do all acts and things as the other Party may reasonably require to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement.

Section 7.05 No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement or any document or instrument delivered contemporaneously herewith, and notwithstanding the fact that any Party may be a partnership or limited liability company, by its acceptance of the benefits of this Agreement, each Party covenants, agrees and acknowledges that (a) no Person other than the Parties shall have any obligation hereunder and (b) no recourse under this Agreement or under any documents or instruments delivered in connection herewith or in respect of any oral representations made or alleged to be made in connection herewith or therewith shall be had against any former, current or future direct or indirect equityholders, controlling Persons, stockholders, directors, officers, employees, Affiliates, members, managers, general or limited partners, agents, attorneys or other representatives of such Party, or any of its successors or assigns, or any former, current or future direct or indirect equityholders, controlling Persons, stockholders, directors, officers, employees, Affiliates, members, managers, general or limited partners, agents, attorneys or other representatives or successors or assignees of any of the foregoing (each, a “Related Party” and, collectively, the “Related Parties”), whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law, it being agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any Related Party for any obligations of Seller or the SPV, as the case may be, or any of its successors or permitted assigns under this Agreement or any documents or instrument delivered in connection herewith or in respect of any oral representations made or alleged to be made in connection herewith or therewith or for any claim (whether at law or equity, in tort, contract or otherwise) based on, in respect of, or by reason of such obligations or their creation, in each case except to the extent of any liability or obligation of a Person pursuant to the terms of a Transaction Document to which it is a party.

Section 7.06 Complete Agreement; Third Party Beneficiaries. This Agreement, together with the other Transaction Documents, constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, of the Parties with respect to the subject matter hereof and thereof. This Agreement is for the sole benefit of the Parties and their permitted successors and assigns and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person, any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement; provided, however, that (i) [***] is an express intended third party beneficiary of this Agreement and may directly enforce the rights of the SPV hereunder and (ii) the Related Parties are express intended third party beneficiaries of Article VI and Section 7.05. In furtherance and not in limitation of the foregoing, the SPV (a) shall promptly provide to [***] copies of all and any notices received by it under or in connection with this Agreement or the Transactions, (b) shall comply with any direction given by [***] in relation to consents, approvals, variations, waivers, compromises, releases or actions to be taken by SPV under this Agreement to the extent in compliance with the terms of this Agreement and the other Transaction Documents, and (c) shall not give any consent, approval, variation, waiver, compromise or release, or take any action under this Agreement, without the prior written consent of [***] as may be required by the terms of this Agreement and the other Transaction Documents. The Parties agree that [***] may give any consent, approval, variation, waiver, compromise or agreement or take any action which may be given or taken by SPV under this Agreement and that any such action shall be as effective as if taken by the SPV itself. Notwithstanding anything to the contrary herein, nothing in this Agreement shall require any Party to, or cause any GCM Entity or GCM Fund to, take or fail to take any action which would reasonably be likely to be inconsistent with the duties of a GCM Entity to a GCM Fund provided that the foregoing provisions of this sentence shall be without prejudice to, and shall not in any way restrict, limit or otherwise affect any of the covenants contained in Articles II and/or V of this Agreement.

Section 7.07 Assignment. Except as otherwise expressly set forth herein, neither this Agreement nor any interest herein is assignable by any of the Parties or any other Person without the prior written consent of the other Parties; provided, however, that notwithstanding the foregoing, [***] shall have the right to assign its third party beneficiary rights herein to any permitted transferee in a Transfer (as defined in the Partnership Agreement) made in compliance with the Partnership Agreement.

Section 7.08 Interpretation. Unless the context clearly requires otherwise, the words “hereof,” “herein,” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement, together with any Exhibit or Schedule to this Agreement, as a whole and not to any particular provision of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation” (except to the extent the context otherwise provides). The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa. References herein to a specific Article, Section, subsection or Schedule shall refer, respectively, to Articles, Sections, subsections or Schedules to this Agreement, unless otherwise indicated. Unless otherwise expressly indicated herein, any agreement, instrument or statute defined or referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including in the case of agreements or instruments by waiver or consent and in the case of statutes by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to any Person herein shall be deemed to include the heirs, personal representatives, successors and permitted assignees of such Person. References to a “third party” in this Agreement shall, in relation to a Party, be deemed to exclude any Related Party of that Party. All accounting terms have the meanings given to them by United States generally accepted accounting principles applied on a consistent basis. Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provision hereof. The Parties have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party because of the authorship of any provision of this Agreement. For the purposes of determining whether SPV is aware or has knowledge of any fact, matter or circumstance, there shall only be taken into account such facts, matters or circumstance which the Relevant Persons have actual knowledge of at the relevant time. For the purposes of the preceding sentence, the term “Relevant Persons” shall mean Louis Choy, Henry Jamieson and any replacement or successor investment professional employed or engaged by [***] that monitor [***]’s indirect investment in the Acquired Assets.

Section 7.09 Severability. If any term or provision of this Agreement shall to any extent be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by Law. Upon the determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect their original intent as closely as possible in an acceptable manner to the end that Transaction is fulfilled to the extent possible.

Section 7.10 Specific Performance. The Parties acknowledge that there would be no adequate remedy at law if any Party fails to perform any of its obligations hereunder, and accordingly agree that each Party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of any other Party under this Agreement in accordance with the terms and conditions of this Agreement without the necessity of posting any bond or establishing that monetary damages would be an inadequate remedy. Any remedy under this Section 7.10 is subject to certain equitable defenses and to the discretion of the court before which any proceedings therefor may be brought.

Section 7.11 Waiver of Jury Trial; Arbitration; Consent to Jurisdiction.

(a) EACH PARTY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY ACTION OR PROCEEDING BROUGHT BY OR AGAINST IT IN ANY WAY RELATING TO THIS AGREEMENT.

(b) Except as set forth in this Section 7.11, any dispute, controversy or claim arising out of or relating to this Agreement or the breach thereof or concerning the provisions of this Agreement or their application to any state of facts or the rights or equities of any of the Parties hereto shall be resolved by final and binding arbitration conducted in English by a panel of three arbitrators in New York City, New York, U.S.A., in accordance with the then-current Commercial Arbitration Rules of the American Arbitration Association, as amended from time to time, or any successor thereto (the “AAA Rules”), as modified by this Section 7.11, under which such arbitration is invoked. One arbitrator shall be selected by Seller and one arbitrator shall be selected by SPV in accordance with the AAA Rules, and such arbitrators shall jointly select the third arbitrator who shall chair the tribunal. The arbitrators shall be reasonably familiar with the operations of private investment funds. The parties shall have the right of limited pre-hearing discovery, in accordance with the U.S. Federal Rules of Civil Procedure, as then in effect, for a period not to exceed sixty (60) days. As soon as the discovery is concluded, but in any event within thirty (30) days thereafter, the arbitrators shall hold a hearing in accordance with the aforesaid AAA Rules. Thereafter, the arbitrators shall promptly render a written decision, together with a written opinion setting forth in reasonable detail the grounds for such decision. The parties shall bear the costs of the arbitration equally, provided that any award by the arbitrators in connection with such decision shall also provide that the substantially prevailing party shall recover its reasonable attorney’s fees and other costs incurred in the proceedings, in addition to any other relief which may be granted. Judgment may be entered in any court of competent jurisdiction to enforce the award entered by the arbitrator. Any such arbitration agreement shall be governed by the laws of New York without regard to any conflicts of laws principles thereof.

(c) In connection with any dispute, controversy or claim arising out of or relating to Section 7.12 or the breach thereof, each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of the state and federal courts located within the State of New York.

Section 7.12 Confidentiality. Without the prior consent of the other Party, neither Seller nor the SPV will disclose the terms of this Agreement (including the Consideration) or the Transaction, or the identity of the Parties, to any Person, except to the extent disclosure would be permitted with respect to Confidential Information pursuant to the Partnership Agreement. Notwithstanding anything to the contrary provided herein or in any other agreement relating to the transactions contemplated herein, each party to this Agreement and each party to any other agreement relating to the transactions contemplated by this Agreement and its affiliates (and each employee, representative, or other agent of such party or its affiliates) is authorized to disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of such transactions, and all materials of any kind (including opinions or other tax analyses) that are provided to such party or such affiliates relating to such tax treatment and tax structure. For purposes of this authorization, “tax treatment” and “tax structure” have the meanings provided, respectively, in Treasury Regulations Section 1.6011-4(c)(8) and (9).

Section 7.13 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by email or telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first above written.

MOSAIC ACQUISITIONS 2020, L.P.

By: Grosvenor Capital Management Holdings, LLLP, its general partner

By: GCMH GP, L.L.C., its general partner

By:	/s/ Michael J. Sacks
	Name:	Michael J. Sacks
	Title:	President

GROSVENOR CAPITAL MANAGEMENT HOLDINGS, LLLP, for itself and in its capacity as general partner of SPV

By: GCMH GP, L.L.C., its general partner

By:	/s/ Michael J. Sacks
	Name:	Michael J. Sacks
	Title:	President

CFIG HOLDINGS, LLC

By:	/s/ Michael J. Sacks
	Name:	Michael J. Sacks
	Title:	President

GROSVENOR CAPITAL MANAGEMENT, L.P.

By: GCM, L.L.C., its general partner

By:	/s/ Michael J. Sacks
	Name:	Michael J. Sacks
	Title:	President

GCM INVESTMENTS GP, LLC

By:	/s/ Michael J. Sacks
	Name:	Michael J. Sacks
	Title:	President

[Signature Page to SPA]